WILLETTS TO SPEAK AT THE
                  SOUTHEAST 2007 SUPERCOMMUNITY BANK CONFERENCE

For Immediate release:  February 9, 2007

      Wilmington, NC-Frederick Willetts, III, Chairman and President of Cooperative Bankshares, Inc. (the "Company"), (NASDAQ:"COOP") will be a guest speaker at the Southeast 2007 SuperCommunity Bank Conference on Thursday, February 15, 2007 in Atlanta, Georgia. Mr. Willetts' presentation is scheduled for 10:45 a.m. Eastern Time and will focus on the Company's performance and strategies.

      The presentation slides will be filed with the Securities and Exchange Commission prior to the start of the conference. The presentation will be accessible "live" during the conference on the following site: http://www.investorcalendar.com/IC/CEPage.asp?ID=113467&CID=. It will also be available on the Company's website at: www.coop-bank.com where it will be archived until March 15, 2007.

      Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage Company, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina.

                         For additional information:
                           Frederick Willetts, III
                                 910-343-0181